UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2017

Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Notes Offering

On February 28, 2017, Discovery Communications, Inc. (the “Company”) issued a press release announcing that Discovery Communications, LLC (“DCL”) has commenced an underwritten public offering of a new series of Senior Notes due 2024 (the “New Notes Offering”). DCL also intends to offer additional senior notes pursuant to a reopening of its existing 4.900% Senior Notes due 2026 (the “Reopening” and, together with the New Notes Offering, the “Offering”). Each series of senior notes will be issued by DCL and guaranteed by the Company.

A copy of the Company’s press release announcing the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are for information purposes only and do not constitute an offer to sell the senior notes.

Tender Offer

Additionally, on February 28, 2017, the Company issued a press release announcing the launch of a cash tender offer (the “Tender Offer”) by DCL for up to $600 million combined aggregate principal amount of DCL’s 5.050% Senior Notes due 2020 (the “2020 Notes”) and 5.625% Senior Notes due 2019 (the “2019 Notes” and together with the 2020 Notes, the “Tender Offer Notes”). The obligation of DCL to purchase Tender Offer Notes under the Tender Offer is subject to certain conditions, including the receipt of at least $650 million of gross proceeds from the Offering.

A copy of the Company’s press release announcing the Tender Offer is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.2 are for information purposes only and do not constitute an offer to purchase the Tender Offer Notes.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Discovery Communications, Inc., dated February 28, 2017.

99.2	Press release of Discovery Communications, Inc., dated February 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2017	DISCOVERY COMMUNICATIONS, INC.

	By:	/s/ Bruce L. Campbell
	Name: Title:	Bruce L. Campbell Chief Development, Distribution & Legal Officer

EXHIBIT INDEX

99.1	Press release of Discovery Communications, Inc., dated February 28, 2017.

99.2	Press release of Discovery Communications, Inc., dated February 28, 2017.